]Logo of Dollar General Corporation]

100 Mission Ridge / Goodlettsville, Tennessee 37072-2170 / Telephone: (615) 855-4000 /http://www.dollargeneral.com

NEWS FOR IMMEDIATE RELEASE

DOLLAR GENERAL REAFFIRMS COMMITMENT TO ACQUISITION OF FAMILY DOLLAR

Confident It Can Quickly and Effectively Address Any Potential Antitrust Issues

Dollar General’s Existing Proposal Provides Superior Valuation to Family Dollar Shareholders

GOODLETTSVILLE, Tennessee – August 21, 2014 – Dollar General Corporation (NYSE: DG) today announced the following statement regarding its proposed acquisition of Family Dollar Stores, Inc. (NYSE: FDO) following Family Dollar’s rejection of the proposal.

“We are disappointed that the Family Dollar Board of Directors has concluded that our proposal is not reasonably expected to lead to a superior proposal without informing itself of all relevant information,” said Rick Dreiling, Dollar General’s Chairman and Chief Executive Officer. “We have done extensive antitrust analysis using experienced advisers, the results of which confirm that the transaction as proposed is capable of being completed. We remain willing to share this analysis with Family Dollar and its counsel and are confident that we will be able to quickly and efficiently resolve any potential antitrust issues.”

Mr. Dreiling continued, “We are carefully reviewing and considering our options. Our existing all-cash proposal coupled with manageable antitrust issues continues to make our proposal superior to the current transaction agreement with Dollar Tree.”

Goldman, Sachs & Co. is acting as financial advisor to Dollar General and Simpson Thacher & Bartlett LLP is acting as its legal counsel.

Forward-Looking Statements

Dollar General includes “forward-looking statements” within the meaning of the federal securities laws throughout this release, including by way of example and without limitation plans, intentions and expectations regarding Dollar General’s proposal to acquire Family Dollar. A reader can identify forward-looking statements because they are not limited to historical fact or they use words such as “may,” “will,” “could,” “should,” “would,” “expect,” “believe,” “anticipate,” “project,” “plan,” “estimate,” “forecast,” “goal,” “objective,” “committed,” “intend,” “continue,” or “will likely result” and similar expressions that concern Dollar General’s  strategy, plans, intentions or beliefs about future occurrences or results.

Forward-looking statements are subject to risks, uncertainties and other factors that may change at any time and may cause actual results to differ materially from those that Dollar General expected. Many of these statements are derived from Dollar General’s operating budgets and forecasts, which are based on many detailed assumptions that Dollar General believes are reasonable, or are based on various assumptions about certain plans, activities or events which we expect will or may occur in the future. However, it is very difficult to predict the effect of known factors, and Dollar General cannot anticipate all factors that could affect actual results that may be important to an investor. All forward-looking information should be evaluated in the context of these risks, uncertainties and other factors, including those factors disclosed under “Risk Factors” in Dollar General’s most recent Annual Report on Form 10-K and any subsequent quarterly filings on Form 10-Q filed with the Securities and Exchange Commission.

All forward-looking statements are qualified in their entirety by the cautionary statements that Dollar General makes from time to time in its SEC filings and public communications. Dollar General cannot assure the reader that it will realize the results or developments Dollar General anticipates or, even if substantially realized, that they will result in the consequences or affect Dollar General or its operations in the way Dollar General expects. Forward-looking statements speak only as of the date made. Dollar General undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances arising after the date on which they were made, except as otherwise required by law. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, Dollar General.

About Dollar General Corporation

Dollar General Corporation has been delivering value to shoppers for 75 years. Dollar General helps shoppers Save time. Save money. Every day!® by offering products that are frequently used and replenished, such as food, snacks, health and beauty aids, cleaning supplies, basic apparel, house wares and seasonal items at low everyday prices in convenient neighborhood locations. With more than 11,500 stores in 40 states, Dollar General has more retail locations than any retailer in America. In addition to high quality private brands, Dollar General sells products from America's most-trusted manufacturers such as Clorox, Energizer, Procter & Gamble, Hanes, Coca-Cola, Mars, Unilever, Nestle, Kimberly-Clark, Kellogg's, General Mills, and PepsiCo. For more information on Dollar General, please visit www.dollargeneral.com.

Contact Information:

Investors:

Mary Winn Pilkington

(615) 855-5536

Emma Jo Kauffman

(615) 855-5525

Media:

Brunswick Group:

Steve Lipin or Shahed Larson

(212) 333-3810

Dollar General Corporation:

Media Hotline

(877) 944-DGPR (3477)

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